Exhibit 10.12

                             RESOLVE STAFFING, INC.
                      EXTENSION OF SECURED PROMISSORY NOTE
                              DUE FEBRUARY 3, 2003


Number             1
       ----------------------------


Principal: $ 40,000
           ------------------------


Original Issue Date:   June 3, 2002
                    ---------------



Registered Holder:  Barbara Green
                   ----------------
                       (name)

     WHEREAS, Resolve Staffing, Inc., a Nevada corporation, and its subsidiary Integra Staffing, Inc., a Florida corporation (collectively referred to as the "Company") with principal offices at 105 N. Falkenburg Road, Suite B, Tampa, FL 33619, issued a promissory note to Barbara Green whose post office address is 5102 Redwillow Court, Tampa, Florida 33624 (the "Holder") dated June 3, 2002 and due February 3, 2003 ("Maturity Date"), said note being secured by the Company's accounts receivable and interest rate at 12% per annum, payable quarterly in arrears.

     WHEREAS, the Company wishes to extend the Maturity Date of the note for 90 day and the Holder wishes to provide the Company the opportunity to extend the note for said periods under the following conditions."

1. The Holder hereby agrees to extend the maturity date of the note for an initial 30-day period until Martch 3, 2003.

2. The Company hereby agrees to pay the Holder the accrued interest through the original Maturity Date on or before March 3, 2003.

3. Upon the agreed payment of the accrued interest by March 3, 2003, the Holder hereby agrees to extend the maturity date for an additional 90-day period until June 3, 2003.

4. All of the other terms and conditions of the promissory note remain as stated in the original note.

HOLDER

By Barbara Green                         Date: 5/3/03
   --------------------------------

/s/    ??
-----------------------------------      Date: 5/3/03
Witness